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                          PARTICIPANT INSTRUCTION CARD
                                 EXCHANGE OFFER
              DEADLINE 5 P.M. EAST COAST TIME ON OCTOBER 11, 1996

IMPORTANT: YOU SHOULD RETURN THIS CARD WHETHER OR NOT YOU WANT TO EXCHANGE YOUR LOCKHEED MARTIN SHARES FOR MARTIN MARIETTA MATERIALS, INC. SHARES IN YOUR AC-COUNT.

Neither Lockheed Martin Corporation, the Board of Directors nor the Trustee makes any recommendation to any participant as to whether to tender or refrain from tendering shares. Your instructions on this card will be confidentially tabulated and will not be divulged or revealed to management.

By signing on the reverse side, the participant acknowledges receipt of the Of-fering Circular/Prospectus and the Explanation of Procedures Concerning Ex-change of Lockheed Martin Stock for Martin Marietta Materials, Inc. Stock and has indicated his or her directions to the Trustee on the reverse side of this Participant Instruction Card.

       CARDS MUST BE RECEIVED BY MAIL NO LATER THAN 5 P.M. EAST COAST
                           TIME ON OCTOBER 11, 1996

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                                                                SEE REVERSE
                                                                    SIDE
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[X] PLEASE MARK             +++                                     +
    YOUR INSTRUCTIONS       +                                       +    XXXX
    AS IN THIS EXAMPLE.                                             ++++


  THE PARTICIPANT HEREBY INSTRUCTS THE TRUSTEE TO EXCHANGE THE FOLLOWING PERCENTAGE OF SHARES OF LOCKHEED MARTIN COMMON STOCK ATTRIBUTABLE TO HIS OR HER SAVINGS PLAN OR 401(K) ACCOUNT FOR SHARES OF MARTIN MARIETTA MATERIALS, INC. IN ACCORDANCE WITH THE OFFERING CIRCULAR/PROSPECTUS AND PLAN EXCHANGE PROCEDURES AND TO RETAIN THE REMAINING PERCENTAGE INVESTED IN THE LOCKHEED MARTIN COMMON STOCK FUND.
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CHECK ONLY ONE BOX TO INDICATE PERCENTAGE OF LOCKHEED MARTIN SHARES IN YOUR
ACCOUNT TO BE TENDERED IN EXCHANGE FOR MARTIN MARIETTA MATERIALS, INC. SHARES.



           0% [_]                   30% [_]                    60% [_]

          10% [_]                   40% [_]                    70% [_]

          20% [_]                   50% [_]                    80% [_]

                                                               90% [_]

                                                              100% [_]

Please sign and date this instruction card and return in the enclosed envelope for receipt no later than 5 P.M. east coast time on October 11, 1996.
 . If a signed card is returned with no box checked your card will be treated as an instruction to tender zero percentage of the shares attributable to your account.
 . If no card or an improperly completed card is returned, an independent fiduciary will determine the extent to which shares in your account may be exchanged in accordance with applicable law and the respective plan documents.

SIGNATURE ___________________________________________  DATE __________________

NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.